STATE OF ILLINOIS
                           ARTICLES OF INCORPORATION
                                       OF
                          INTERACTIVE MEDIA (IL) CORP.
        (Under Section 5/2.10 of the Illinois Business Corporation Act)


     I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the Business Corporation Act of the State of Illinois, do hereby certify as follows:

     FIRST:   The name of the corporation is INTERACTIVE MEDIA (IL) CORP. (the
"Corporation").

     SECOND: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of the State of Illinois.

     THIRD:   The initial registered office of the Corporation in the State of
Illinois is to be located at 33 North LaSalle Street, Chicago, Illinois 60602. The name of the Corporation's initial registered agent at such address is The Prentice-Hall Corporation System, Inc.. Cook County

     FOURTH:  The name and mailing address of the incorporator is as follows:

                    Jonathan E. Rodwin, Esq.
                    c/o Kavinoky & Cook
                    120 Delaware Avenue
                    Buffalo, New York 14202

     FIFTH:   The total number of shares which the Corporation is authorized to issue is one thousand (1000) shares, No Par Value, itemized as follows:

                      SERIES      NUMBER OF
     CLASS            (IF ANY)    SHARES            PAR VALUE/SHARE

     Common                       1000             No Par Value


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     SIXTH:   The total number of shares which the Corporation proposes to issue without further report to the Illinois Secretary of State is one hundred (100) shares, No Par Value, and the consideration to be received for those shares is as follows:

                      SERIES      NUMBER OF
     CLASS            (IF ANY)    SHARES TO BE       CONSIDERATION
                                  ISSUED

     Common                       100               $100.00

     SEVENTH: The personal liability of a director of the Corporation to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director is eliminated to the fullest extent allowed under the laws of the State of Illinois in effect as of the date of these Articles. This provision shall not eliminate the personal liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, I have hereunto signed these Articles of Incorporation this 9th day of January, 1996.

                                            /s/ Jonathan E. Rodwin
                                            ------------------------------------
                                            Jonathan E. Rodwin, Incorporator